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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Otter Tail Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2005
Proxy Statement and
Annual Meeting Notice

Otter Tail Corporation
Annual Meeting of Shareholders

Monday, April 11, 2005

10 A.M., CST

Bigwood Event Center

921 Western Avenue

(Highway 210 West and Interstate 94)
Fergus Falls, Minnesota

Coffee will be served at 9:15 A.M., and lunch will
follow the meeting. No reservation is necessary.

Please present your admission ticket, which is
attached to your proxy.

Contact Shareholder Services
for Information

Email	sharesvc@ottertail.com

Internet	www.ottertail.com

Fax	218-998-3165

Phone	800-664-1259 or 218-739-8479

Mail	Otter Tail Corporation
Box 496
Fergus Falls, Minnesota 56538-0496

March 7, 2005

To the Holders of Common Shares of Otter Tail Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders of Otter Tail Corporation, which will be held at the Bigwood Event Center, Best Western Motel, Highway 210 West and Interstate 94, Fergus Falls, Minnesota, at 10:00 A.M. on Monday, April 11, 2005.

Enclosed are a formal Notice of Annual Meeting and the Proxy Statement, which describe the business to be conducted at the meeting. The Board of Directors proposes that shareholders reelect Mr. Dennis R. Emmen, Mr. Kenneth L. Nelson, and Mr. Nathan I. Partain for three-year terms on the Board of Directors. Shareholders will be asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2005.

Your vote is important. Whether or not you attend the meeting, we encourage you to vote your shares. You may vote your shares on the Internet or by using a toll-free telephone number. Instructions for using these convenient services are provided with your proxy card. Of course, you may vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. If your shares are held beneficially in a brokerage account, please follow the instructions that you receive from your broker. ESOP participants should follow the instructions provided by Wells Fargo Bank, N.A.

I have enclosed a copy of Otter Tail Corporation’s 2004 Annual Report.

Sincerely,

John C. MacFarlane
Chairman of the Board

Notice of Annual Meeting

Notice is hereby given to the holders of common shares of Otter Tail Corporation that the Annual Meeting of Shareholders of Otter Tail Corporation will be held in the Bigwood Event Center, Best Western Motel, Highway 210 West and Interstate 94, Fergus Falls, Minnesota, on Monday, April 11, 2005, at 10:00 A.M. to consider and act upon the following matters:

1.	To elect three Directors to Otter Tail Corporation’s Board of Directors to serve terms of three years.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year 2005.

3.	To transact such other business as may properly be brought before the meeting.

March 7, 2005	George A. Koeck
Corporate Secretary and General Counsel

Your Vote is Important

Please vote your proxy by telephone or the Internet as described in the instructions on the enclosed proxy card. Or sign and return the proxy card in the enclosed envelope, which does not require postage if mailed in the United States. If your shares are held beneficially in a brokerage account, please follow the instructions that you receive from your broker. ESOP participants should follow the instructions provided by Wells Fargo Bank, N.A.

Proxy Statement Questions and Answers

1.	Q:	Why am I receiving these materials?

	A:	The Board of Directors of Otter Tail Corporation provides these proxy materials for use at the Annual Meeting of Shareholders to be held on April 11, 2005. As a shareholder you are invited to attend the annual meeting and are entitled to vote on the proposals described in this proxy statement. These materials were sent to shareholders on or about March 7, 2005.

2.	Q:	Who is entitled to vote at the annual meeting?

	A:	Only common shareholders of record at the close of business on February 15, 2005 are entitled to vote at the annual meeting. As of the record date, 29,136,737 common shares of Otter Tail Corporation were issued and outstanding. Each shareholder is entitled to one vote per share.

3.	Q:	What issues may I vote on at the annual meeting?

	A:	You may vote on the election of three nominees to serve on the Board of Directors, to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2005, and on any other business that is properly brought before the meeting.

4.	Q:	How do I vote my shares?

	A:	You may vote either in person at the annual meeting or by granting a proxy. If you desire to grant a proxy, then you have three voting options:

•	by telephone

•	by Internet

•	by proxy card

If you intend to vote by proxy, please refer to the instructions included on your proxy card. Voting by proxy will not affect your right to vote your shares if you attend the annual meeting and desire to vote in person.

5.	Q:	May I change my vote?

	A:	You have the right to revoke your proxy any time before the annual meeting by:

•	Providing written notice to an officer of Otter Tail Corporation and voting in person at the annual meeting.

•	Submitting another proper proxy by telephone or the Internet.

•	Submitting a new written proxy bearing a later date at any time before the proxy is voted at the meeting.

6.	Q:	How are the votes counted?

	A:	In the election of Directors, you may vote FOR all of the nominees or your vote may be WITHHELD with respect to one or more nominees. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all nominees, and FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Shares voted as abstentions on any matter (or as “withhold authority” as to Directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained.

If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

7.	Q:	Where and when will I be able to find the results of the voting?

	A:	Preliminary results will be announced at the Annual Meeting of Shareholders. Otter Tail Corporation will publish the final results in its quarterly report on Form 10-Q for the quarter ending June 30, 2005 to be filed with the Securities and Exchange Commission. You may also find the results on our website www.ottertail.com.

8.	Q:	Who bears the cost of soliciting votes for the annual meeting?

	A:	Otter Tail Corporation will pay the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition to soliciting proxies by mail, officers and employees of Otter Tail Corporation may solicit them by telephone or in person. Employees receive no additional compensation for these solicitation activities.

Outstanding Voting Shares

The only persons known to Otter Tail Corporation to own beneficially (as defined by the Securities and Exchange Commission for proxy statement purposes) more than 5 percent of the outstanding common shares of Otter Tail Corporation as of February 15, 2005, are as follows:

Name and Address	Amount and Nature of
of Beneficial Owner	Beneficial Ownership	Percent of Class
Cascade Investment L.L.C. 2365 Carillon Point Kirkland, WA 98033	2,389,299 shs.(1)	8.2%
Otter Tail Corporation Employee Stock Ownership Plan Wells Fargo Bank, N.A., Trustee Institutional Trust Services MAC: N9113-030 2700 Snelling Avenue North, Suite 300 Roseville, MN 55113	1,695,751 shs.(2)	5.8%

(1)	According to Form 13G dated February 11, 2005, the common shares owned by Cascade Investment L.L.C. as of December 31, 2004 are deemed to be owned beneficially by William H. Gates, III, as the sole member of Cascade Investment L.L.C., who has sole voting and investment power with respect to the shares shown.

(2)	The common shares owned by the Employee Stock Ownership Plan (ESOP) are held in trust for the benefit of participants in the ESOP for which Wells Fargo Bank, N.A. is Trustee, subject to the direction of the ESOP Retirement Committee. The ESOP has sole investment power over the common shares held in trust. Participants are entitled to instruct the ESOP Trustee on how to vote all common shares allocated to their accounts (1,670,855 common shares as of December 31, 2004) and will receive a separate proxy for voting such shares. All common shares allocated to the participants for which no voting instructions are received will be voted by the Trustee in proportion to the instructed shares. All unallocated common shares held by the ESOP (none as of December 31, 2004) will be voted as directed by the Retirement Committee.

Election of Directors

The terms of Mr. Dennis R. Emmen, Mr. Kenneth L. Nelson, and Mr. Nathan I. Partain expire at the time of the 2005 Annual Meeting of Shareholders. The Board of Directors, upon recommendation of the Corporate Governance Committee, nominates them for reelection to serve three-year terms ending at the time of the Annual Meeting in 2008.

The affirmative vote of a majority of the common shares present and entitled to vote with respect to the election of Directors is required for the election of the nominees to the Board of Directors. Proxies, unless otherwise directed thereon, will be voted in favor of all nominees. The proxies solicited may be voted for a substitute nominee or nominees in the event that any of the nominees is unable to serve, or for good reason will not serve, which is a contingency not now anticipated.

Brief biographies of the Director nominees and of the continuing Directors are found below. These biographies include the ages of the Directors (as of the 2005 Annual Meeting of Shareholders) and outlines of their business experiences. Each Director has held the same position or another executive position with the same employer for the past five years.

The Board has determined that, with the exception of John C. MacFarlane, all of the Directors are independent as defined by the NASDAQ Listing Standards.

The Board recommends a vote FOR the election of all nominees to the Board of Directors.

Name	Principal Occupation	Age	Director Since

Nominees for election for three year terms expiring in April 2008:

Dennis R. Emmen	Retired Senior Vice President, Finance,	71	1984
	Treasurer and Chief Financial Officer
	Otter Tail Power Company
	Fergus Falls, Minnesota

	Mr. Emmen serves on the Audit and
	Compensation Committees.

Kenneth L. Nelson	President and Chief Executive Officer	63	1990
	Barrel O’Fun, Inc.

	President and Chief Executive Officer
	Kenny’s Candy, Inc.

	President and Chief Executive Officer
	Tuffy’s Pet Foods, Inc.
	(snack and pet food manufacturing)
	Perham, Minnesota

	Mr. Nelson serves on the Audit Committee.

Name	Principal Occupation	Age	Director Since

Nathan I. Partain	President, Chief Executive Officer and	48	1993
	Chief Investment Officer
	DNP Select Income Fund, Inc.
	(closed-end utility income fund)

	President and Chief Executive Officer
	Duff and Phelps Investment Management Co.
	Chicago, Illinois

	Mr. Partain serves on the Audit, Compensation,
	and Executive Committees.

Directors with terms that expire in April 2007:
Arvid R. Liebe	President	63	1995
	Liebe Drug, Inc.
	(retail business)

	Owner
	Liebe Farms, Inc.
	Milbank, South Dakota

	Mr. Liebe serves on the Compensation,
	Corporate Governance, and
	Executive Committees.

John C. MacFarlane	Chairman of the Board	65	1983
	Retired Chief Executive Officer and President
	Otter Tail Corporation
	Fergus Falls, Minnesota

	Mr. MacFarlane serves on the
	Executive Committee.

Gary J. Spies	Chairman and President	63	2001
	Service Food, Inc.
	(retail business)
	Fergus Falls, Minnesota

	Chairman and President
	Spies, Inc.
	(retail business)
	Perham, Minnesota

	Partner
	Fergus Falls Development Company,
	Midwest Regional Development Company, LLC
	(land and housing development)
	Fergus Falls, Minnesota

	Mr. Spies serves on the Audit and
	Corporate Governance Committees.

Name	Principal Occupation	Age	Director Since

Directors with terms that expire in April 2006:
Karen M. Bohn	President and Chief Executive Officer	51	2003
	Galeo Group, LLC
	(management consulting firm)
	Edina, Minnesota

	Director, Gander Mountain Company

	Ms. Bohn serves on the Audit and
	Corporate Governance Committees.

Thomas M. Brown	Retired Partner	74	1991
	Dorsey & Whitney LLP
	(law firm)
	Minneapolis, Minnesota

	Mr. Brown serves on the Compensation and
	Corporate Governance Committees.

Robert N. Spolum	Retired Chairman	74	1991
	President and Chief Executive Officer
	Melroe Company
	(industrial equipment manufacturer)

	Principal
	Robert N. Spolum & Associates
	(business consultants)
	Fargo, North Dakota

	Mr. Spolum serves on the Audit and
	Executive Committees.

Meetings and Committees of the Board

The full Board of Directors of Otter Tail Corporation considers all major decisions of Otter Tail Corporation. The Board has established a standing Audit Committee, Compensation Committee, Corporate Governance Committee, and Executive Committee so that certain important matters can be addressed in more depth than may be possible in a full Board meeting. Committee charters can be found on the Otter Tail Corporation website at www.ottertail.com.

The full Board of Directors held a total of eight regularly scheduled and special meetings in 2004. The Board of Directors also held a planning retreat with senior management. In conjunction with each meeting and the retreat, the Board of Directors met in executive session without management present. During 2004, the Board of Directors also met in executive session without management and Chairman John C. MacFarlane present. Each incumbent Director attended all meetings of the Board of Directors held during the period for which he or she was a Director and all meetings of the committees during the periods he or she served on such committees. Each then-incumbent Director attended the Annual Meeting of Shareholders in 2004.

The Corporation expects that all Directors and executive officers will attend the Annual Meeting of Shareholders.

Audit Committee

The Audit Committee reviews financial results of Otter Tail Corporation, reviews accounting, audit and control procedures, and retains and supervises the independent registered public accounting firm. The Audit Committee has oversight responsibility for the Corporation’s Code of Conduct. This committee is composed of six members of the Board of Directors who, for 2004, were Karen M. Bohn, Dennis R. Emmen, Kenneth L. Nelson, Nathan I. Partain, Gary J. Spies, and Robert N. Spolum (Chair). All committee members are independent as defined by the NASDAQ Listing Standards. The Board has determined that Mr. Emmen, Mr. Partain, and Mr. Spolum meet the SEC definition for financial expert and all remaining members of the committee are financially literate. The committee held four meetings in 2004. For further information on the actions of the Audit Committee, please refer to the Report of the Audit Committee on page 18.

Compensation Committee

The Compensation Committee reviews, approves, and reports to the Board on compensation programs and benefit plan matters involving the Corporation’s Directors and executive officers. The Compensation Committee oversees the administration of the 1999 Employee Stock Purchase Plan, the 1999 Stock Incentive Plan, and the Executive Annual Incentive Plan. Working with an outside compensation consultant, and subject to approval by the Board, this committee sets compensation for the Directors, the Chief Executive Officer, and certain executive officers. This committee is composed of four members of the Board of Directors who, for 2004, were Thomas M. Brown, Dennis R. Emmen, Arvid R. Liebe (Chair), and Nathan I. Partain, all of whom are independent Directors, as defined by the NASDAQ Listing Standards. The committee held four meetings in 2004. For further information on the actions of the Compensation Committee, please refer to the Report of the Compensation Committee on page 9.

Corporate Governance Committee

The Corporate Governance Committee provides recommendations to the Board on candidates for election as Directors, on Director committee assignments, on actions necessary for the proper governance of Otter Tail Corporation, and on actions necessary for the evaluation of the performance of the Board of Directors and Chief Executive Officer. With input from the Chief Executive Officer, the committee recommends certain executive officers for annual election. The committee reviews, as necessary, changes in corporate governance required by statute or rule and makes recommendations to the Board on changes in structure, rule or practice necessary for compliance and for good corporate governance. The Board of Directors has not set minimum standards for Director candidates. Rather, it seeks highly qualified individuals with a wide variety of business and life experiences that will enable them to constructively review and guide management of Otter Tail Corporation. Otter Tail Corporation has successfully obtained highly qualified candidates for Directors without utilizing a paid outside consultant. The Corporate Governance Committee considers and evaluates potential Director candidates and makes its recommendations to the full Board. Any shareholder may submit a recommendation for nomination to the Board of Directors by sending a written statement of the qualifications of the recommended individual to the President and Chief Executive Officer, Otter Tail Corporation, Box 496, Fergus Falls, Minnesota 56538-0496. The Corporate Governance Committee will utilize the same process for evaluating all nominees, regardless of whether the nominee is submitted by a shareholder or some other source. The Corporate Governance Committee is composed of four members of the Board of Directors who, for 2004, were Karen M. Bohn, Thomas M. Brown (Chair), Arvid R. Liebe, and Gary J. Spies, all of whom are independent Directors, as defined by the NASDAQ Listing Standards. The committee held three meetings in 2004.

Executive Committee

The Executive Committee exercises certain powers of the Board between normally scheduled Board meetings and performs such duties as the Board may assign to it. This committee is composed of four members of the Board of Directors who, for 2004, were Arvid R. Liebe, John C. MacFarlane, Nathan I. Partain (Chair), and Robert N. Spolum. The committee held one meeting in 2004.

Contact with the Board of Directors

Shareholders may contact the Board of Directors by either mail or e-mail. Questions may be sent to the entire Board, to a particular committee, or to an individual Director. The mailing address is Otter Tail Corporation, Board of Directors, Box 9156, Fargo, North Dakota 58106-9156 and the e-mail address is boardofdirectors@ottertail.com. Although reviewed by the General Counsel, all questions are forwarded to the Board of Directors or the appropriate committee or Director.

Director Compensation

All Directors of Otter Tail Corporation receive an annual retainer for their services as a Director, including service on committees. All Directors, except the Chairman, receive an annual retainer of $27,000. The Chairman receives an annual retainer of $63,000. All Directors receive a fee of $1,500 for attendance at each board and committee meeting. Each committee chair receives an additional retainer of $5,000 per year. In addition, Directors receive an actual expense or a $100 travel allowance if they are required to furnish their own transportation to board or committee meetings outside their city of residence.

In 2004, each Director received 1,200 shares of restricted stock, granted under the terms of the 1999 Stock Incentive Plan. The shares of restricted stock, which were granted on the date of the annual meeting, vest over a period of four years, at the rate of 25% per year, and are eligible for full dividend and voting rights.

Directors may elect to receive their compensation (other than expense reimbursements) in the form of cash, stock or a combination. Directors may elect to defer the receipt of all or part of their cash compensation pursuant to the Otter Tail Corporation Deferred Compensation Plan for Directors. The deferral may be in the form of cash or stock units. Cash deferrals receive interest at a rate equal to 1% over the prime commercial rate of U.S. Bank National Association. Deferrals in the form of stock units are credited quarterly with dividend equivalents equal to the dividend rate on Otter Tail Corporation’s common shares and the deferred amount is paid out in common shares.

Management’s Security Ownership

Listed in the following table are the number of common shares of Otter Tail Corporation beneficially owned by Directors and the executive officers named in the Summary Compensation Table, as well as the number of shares owned by Directors and executive officers of Otter Tail Corporation as a group as of December 31, 2004:

	Amount and Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership(1)(2)		Class

Karen M. Bohn	1,450		—
Thomas M. Brown	11,811		—
Dennis R. Emmen	10,500	(3)	—
John D. Erickson	174,405	(4)	—
George A. Koeck	31,220		—
Arvid R. Liebe	9,060	(5)	—
Charles S. MacFarlane	29,177	(6)	—
John C. MacFarlane	305,374	(7)	—
Lauris N. Molbert	90,401		—
Kevin G. Moug	51,956	(8)	—
Kenneth L. Nelson	20,053		—
Nathan I. Partain	10,352	(9)	—
Gary J. Spies	7,243	(10)	—
Robert N. Spolum	24,249		—
All Directors and executive officers as a group	777,251		2.7%

(1)	Represents outstanding common shares beneficially owned both directly and indirectly as of December 31, 2004. No Director or executive officer beneficially owns more than one percent of the total outstanding common shares as of December 31, 2004. Except as indicated by footnote below, the beneficial owner possesses sole voting and investment powers with respect to the shares shown.

(2)	Includes common shares held by the Trustee of Otter Tail Corporation’s Employee Stock Ownership Plan for the account of executive officers of Otter Tail Corporation with respect to which such persons have sole voting power and no investment power, as follows: Mr. Erickson, 4,982 shares; Mr. Koeck, 650 shares; Mr. C. MacFarlane, 327 shares; Mr. J. MacFarlane, 19,273 shares; Mr. Molbert, 192 shares; Mr. Moug, 177 shares; and all Directors and executive officers as a group, 25,601 shares.

Includes the following common shares subject to options exercisable within 60 days of December 31, 2004: Mr. Brown, 4,000 shares; Mr. Emmen, 4,000 shares; Mr. Erickson, 97,250 shares; Mr. Koeck, 21,625 shares; Mr. Liebe, 2,000 shares; Mr. C. MacFarlane, 14,000 shares; Mr. J. MacFarlane, 245,750 shares; Mr. Molbert, 57,500 shares; Mr. Moug, 33,500 shares; Mr. Nelson, 4,000 shares; Mr. Partain, 4,000 shares; Mr. Spies, 2,000 shares; Mr. Spolum, 4,000 shares; and all Directors and executive officers as a group, 493,625 shares.

(3)	Includes 3,000 shares owned jointly with Mr. Emmen’s wife as to which he shares voting and investment power.

(4)	Includes 7,530 shares owned jointly with Mr. Erickson’s wife as to which he shares voting and investment power.

(5)	Includes 429 shares owned jointly with Mr. Liebe’s wife as to which he shares voting and investment power. Includes 30 shares owned by Mr. Liebe’s minor children as to which he, as custodian, has voting and investment power.

(6)	Includes 147 shares owned by Mr. C. MacFarlane’s minor children as to which he, as custodian, has voting and investment power.

(7)	Includes 25,995 shares owned jointly with Mr. J. MacFarlane’s wife as to which he shares voting and investment power.

(8)	Includes 761 shares owned jointly with Mr. Moug’s wife as to which he shares voting and investment power. Includes 11 shares owned by Mr. Moug’s minor children as to which he, as custodian, has voting and investment power.

(9)	Includes 1,000 shares owned jointly with Mr. Partain’s wife as to which he shares voting and investment power.

(10)	Includes 1,000 shares owned jointly with Mr. Spies’ wife as to which he shares voting and investment power.

No Director or executive officer of Otter Tail Corporation owned beneficially, directly, or indirectly, on December 31, 2004 any shares of any series of cumulative preferred shares of Otter Tail Corporation except for Mr. Emmen, who owned 115 cumulative preferred shares of the $3.60 series.

The information with respect to beneficial ownership of securities of Otter Tail Corporation is based on information furnished to Otter Tail Corporation by each person included in the table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Otter Tail Corporation’s Directors and executive officers and holders of more than 10 percent of Otter Tail Corporation’s common shares to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common shares and other equity securities of Otter Tail Corporation. Otter Tail Corporation believes that during the year ended December 31, 2004 its Directors and executive officers complied with all Section 16(a) filing requirements, with the exception of one Form 4 filed late on behalf of Maynard D. Helgaas, a retired Director, relating to one transaction.

Executive Compensation

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors is composed solely of independent Directors as defined by the NASDAQ Listing Standards, and operates under a written charter adopted by the Board of Directors. This committee is responsible for developing Otter Tail Corporation’s executive compensation program for Mr. Erickson, Mr. Molbert, Mr. Moug, and Mr. Koeck (referred to in this report as the “executive officers”) and recommending it to the Board of Directors. The components of the executive compensation program are base salary, annual incentive bonus, and long-term incentive in the form of performance shares.

Working with an outside compensation consultant (Towers Perrin), the Compensation Committee develops annual recommendations for compensation for the Chief Executive Officer and the other executive officers. Towers Perrin prepared 2004 market-based compensation data comparing present salary and benefit information for the four top management positions of Otter Tail Corporation with that for executives of companies of comparable size in both the energy sector and general industry.

Compensation for Mr. C. MacFarlane was set by the Executive Vice President and Chief Operating Officer because Mr. C. MacFarlane is not elected to his position by the Board of Directors.

Base salary

The Chief Executive Officer makes specific recommendations to the Compensation Committee with respect to adjustments in base salary for executive officers (other than himself) based upon the market data and analysis described above and other factors, which typically are subjective and reflect individual performances during the year or changes in corporate responsibilities. The Compensation Committee reviews the recommendations of the Chief Executive Officer for consistency with the market data analysis. The committee may adjust base salaries, however, as it sees fit without respect to the market analysis or any other objective criteria. For 2004, base salary for each executive officer was below the mid-point of the market data.

Annual incentive bonus

The Compensation Committee utilizes an annual incentive bonus plan for Otter Tail Corporation’s executive officers. The Otter Tail Corporation Executive Annual Incentive Plan provides incentives to executive officers if Otter Tail Corporation achieves certain performance targets. The annual incentive bonus is designed to place a significant portion of each executive officer’s annual cash compensation “at risk” depending upon the financial performance of Otter Tail Corporation for that year. The Compensation Committee is responsible for setting performance targets near the end of the first quarter each year and establishes total target payout percentages for each of these officers based on the market data and other subjective factors. For 2004 the performance targets were as follows:

1.	Corporate earnings per share. Each officer receives 33 1/3 percent of the total target payout if Otter Tail Corporation achieves the targeted earnings per share. Each officer receives 8 1/3 percent of the total target payout if Otter Tail Corporation achieves the minimum performance level and additional increments for performance above the target. Otter Tail Corporation exceeded the minimum performance level for earnings per share in 2004.

2.	Corporate return on equity. Each officer receives 33 1/3 percent of the total target payout if Otter Tail Corporation achieves the targeted return on equity. Each officer receives 8 1/3 percent of the total target payout if Otter Tail Corporation achieves the minimum performance level, and additional increments for performance above the target. Otter Tail Corporation exceeded the minimum performance level for return on equity in 2004.

3.	Cash flow from operations. Each officer receives 33 1/3 percent of the total target payout if Otter Tail Corporation achieves the targeted cash flow from operations. Each officer receives 8 1/3 percent of the total target payout if Otter Tail Corporation achieves the minimum performance level and additional increments for performance above the target. Otter Tail Corporation did not meet the minimum performance level for cash flow from operations in 2004.

The Compensation Committee has discretion over treatment of extraordinary gains, write-offs, or other events in determining the amount of incentive bonus to be paid. For 2004, corporate earnings per share and corporate return on equity were based on reported results. The Compensation

Committee, in the exercise of its discretion under the plan, also determined to make an incentive payment for cash flow from operations.

Long-term incentives

Long-term incentive compensation for executive officers is based on performance share awards granted by the Compensation Committee under Otter Tail Corporation’s 1999 Stock Incentive Plan. The performance share awards are designed to tie the long-term incentives for the executive officers to company performance and to further align the interests of these individuals with shareholders.

In 2004 the Compensation Committee awarded 47,000 performance shares to the executive officers as a group as the target amount. The size of the grant awarded to each executive officer was consistent with or below the market data provided by Towers Perrin for awards to officers in similar positions in comparable companies. The performance shares, to the extent they become payable, will be paid in common shares of Otter Tail Corporation. Whether the performance shares become payable will be based upon the total shareholder return of Otter Tail Corporation as compared to the companies that comprise the Edison Electric Institute Index over a three year period from January 1, 2004 through December 31, 2006. Actual payment of common shares may range from zero to 150% of the target amount and will be paid in 2007.

Chief Executive Officer compensation

The Board of Directors, upon the Compensation Committee’s recommendation, sets the Chief Executive Officer’s base salary. The committee determines the Chief Executive Officer’s base salary utilizing the same criteria as it utilizes to determine the base salaries for the other executive officers, but without recommendation from the Chief Executive Officer. The committee determines the Chief Executive Officer’s annual incentive bonus, if any, in the same manner that it determines the bonus of the other executive officers. In 2004, the committee granted the Chief Executive Officer an award of performance shares based on the same criteria as the grants of performance shares to the other executive officers.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code imposes limits on tax deductions for executive compensation in excess of $1 million paid to any of the top five executive officers named in the Summary Compensation Table. It is the committee’s policy to take reasonable steps to preserve this tax deduction.

Arvid R. Liebe, Chair
Thomas M. Brown
Dennis R. Emmen
Nathan I. Partain

Summary Compensation Table

The following table contains information about compensation to Otter Tail Corporation’s Chief Executive Officer and its other four most highly compensated executive officers for each of the last three fiscal years.

		Annual Compensation		Long-term Compensation Awards
				Restricted	Securities
				Stock	Underlying	All Other
Name and			Bonus	Awards	Options/SARs	Compensation
Principal Position	Year	Salary	(1)	($)(2)	(#)	(3)

John D. Erickson	2004	$358,000	$149,682	—	—	$14,725
President and CEO	2003	$348,000	$61,600	$980,820	—	$14,600
	2002	$320,000	$244,314	$1,078,096	—	$12,304

Lauris N. Molbert	2004	$297,500	$124,735	—	—	$14,725
Executive Vice President	2003	$283,500	$50,750	$599,390	—	$14,600
and COO	2002	$254,000	$167,845	$448,162	—	$10,798

Kevin G. Moug	2004	$236,000	$59,375	—	—	$15,925
Chief Financial Officer	2003	$227,500	$46,000	$326,940	—	$15,800
and Treasurer	2002	$215,000	$79,984	$216,246	—	$9,907

George A. Koeck	2004	$205,250	$43,034	—	—	$14,725
General Counsel and	2003	$197,500	$35,000	$168,919	—	$6,200
Corporate Secretary	2002	$187,500	$59,209	$162,968	—	$8,968

Charles S. MacFarlane	2004	$231,914	$73,687	$79,485	3,000	$9,292
President, Otter Tail	2003	$216,250	$95,000	$54,490	8,000	$9,519
Power Company (4)	2002	—	—	—	—	—

(1)	Includes awards under the annual incentive bonus program for certain executive officers described above in the Compensation Committee Report on Executive Compensation.

(2)	At year end 2004, the number/fair market value of restricted shares held by each of the named officers was: Mr. Erickson, 44,200/$1,128,426; Mr. Molbert, 23,650/$603,785; Mr. Moug, 12,450/$317,849; Mr. Koeck, 7,250/$185,093; Mr. C. MacFarlane, 4,500/$114,885. Dividends are paid on the restricted shares. The restricted shares vest 25% each year over a four-year period provided the executive officer remains employed by Otter Tail Corporation.

(3)	Amounts of All Other Compensation for 2004 consists of (i) amounts contributed by the Company under the Otter Tail Corporation Retirement Savings Plan for 2004 as follows: Mr. Erickson, $5,125; Mr. Molbert, $5,125; Mr. Moug, $5,125; Mr. Koeck, $5,125; Mr. C. MacFarlane, $5,125 (ii) a car allowance as follows: Mr. Erickson, $9,600; Mr. Molbert, $9,600; Mr. Moug, $10,800; Mr. Koeck, $9,600 and (iii) the amount of the Company’s contribution under the Employee Stock Ownership Plan for 2004 which was invested in common shares for the account of Mr. C. MacFarlane, $4,167. There were no ESOP contributions to Mr. Erickson, Mr. Molbert, Mr. Moug and Mr. Koeck.

(4)	Mr. C. MacFarlane became President of Otter Tail Power Company on May 1, 2003.

Options/SAR Grants in Last Fiscal Year (1) (2)

The following table provides information on grants of stock options in 2004 to the officer named below.

Percent of Total
	Number of	Options/SARs			Grant Date
	Securities	Granted to	Exercise or		Present
	Underlying Options/	Employees in	Base	Expiration	Value
	SARs Granted (#)	Fiscal Year	Price ($/Share)	Date	($)(1)
Charles S. MacFarlane	3,000	4.19%	$26.495	4/11/2014	$15,810

(1)	The option was granted with a term of ten years and becomes exercisable in its entirety six months after the grant date. The option becomes fully exercisable upon a change of control. The exercise price may be paid by delivery of common shares, and tax withholding obligations related to exercise may be paid by delivery or withholding of common shares.

(2)	In accordance with SEC rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the option set forth in this table. Otter Tail Corporation’s use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for the purpose of calculating the grant date present value for the options granted: expected life of the option of seven years, volatility at 25.65%, dividend yield of 4.0% and discount rate of 3.9%.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values

The following table provides information on option exercises in 2004 by the officers named below and on the number and value of any unexercised options held by these officers at the end of 2004.

			Number of Securities Underlying		Value of Unexercised In-the-
	Shares		Unexercised Options/SARs at		Money Options/SARs at
	Acquired	Value	Fiscal Year-End (#)		Fiscal Year-End ($) (1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John D. Erickson	—	—	97,250	18,750	$245,980	—

Lauris N. Molbert	—	—	57,500	12,500	$118,413	—

Kevin G. Moug	—	—	33,500	6,250	$88,068	—

George A. Koeck	—	—	21,625	5,000	$33,293	—

Charles S. MacFarlane	—	—	14,000	10,000	—	—

(1) Based on $25.53 per share, which was the closing price of a share of Otter Tail Corporation Common Stock on NASDAQ on December 31, 2004

Long-Term Incentive Plan Awards in Last Fiscal Year.

The following table provides information on grants of performance based share awards made in 2004 to each of the officers named below.

			Estimated Future Payouts Under
			Non-Stock Based Plans
			(Number of Shares) (1)
	Number of
Name	Shares	Performance Period until Payout	Threshold	Target	Maximum

John D. Erickson	18,600	January 1, 2004 – December 31, 2006	9,300	18,600	27,900
Lauris N. Molbert	14,500	January 1, 2004 – December 31, 2006	7,250	14,500	21,750
Kevin G. Moug	8,700	January 1, 2004 – December 31, 2006	4,350	8,700	13,050
George A. Koeck	5,200	January 1, 2004 – December 31, 2006	2,600	5,200	7,800

(1)	Each named officer was granted the target level of performance shares in 2004. The performance shares, to the extent they will become payable, will be paid in 2007 in common shares of Otter Tail Corporation, based upon the total shareholder return of Otter Tail Corporation compared with the companies that comprise the Edison Electric Institute Index over the three-year period from January 1, 2004, through December 31, 2006. If the threshold level of performance is not achieved, no common shares will be paid out.

Pension and Supplemental Retirement Plans

The following tables estimate the aggregate annual amount of lifetime benefits, as of January 1, 2005, that would be payable under Otter Tail Corporation’s tax-qualified defined benefit pension plan to participants in the final average earnings and years of credited service categories indicated.

Table 1
With 401(a)(17) and 415 Limitations
Old Plan Formula - 37% (Corporate and Coyote Union)

	Years of Service
Annual Final
Average Earnings	15	20	25	30	40 or more

$40,000	$7,400	$9,867	$12,333	$14,800	$16,280

60,000	$12,329	$16,439	$20,548	$24,658	$27,124

80,000	$17,829	$23,772	$29,715	$35,658	$39,224

100,000	$23,329	$31,105	$38,882	$46,658	$51,324

120,000	$28,829	$38,439	$48,048	$57,658	$63,424

140,000	$34,329	$45,772	$57,215	$68,658	$75,524

160,000	$39,829	$53,105	$66,382	$79,658	$87,624

180,000	$45,329	$60,439	$75,548	$90,658	$99,724

200,000	$50,829	$67,772	$84,715	$101,658	$111,824

220,000 *	$53,579	$71,439	$89,298	$107,158	$117,874

240,000 *	$53,579	$71,439	$89,298	$107,158	$117,874

* Compensation used for benefits is limited to $210,000 from the qualified plan

Table 2
With 401(a)(17) and 415 Limitations
New Plan Formula — 38% (Non-Coyote Union, Non-Corporate, Non-Union)

	Years of Service
Annual Final
Average Earnings	15	20	25	30	40 or more

$ 40,000	$7,600	$10,133	$12,667	$15,200	$16,720

60,000	$12,629	$16,839	$21,048	$25,258	$27,784

80,000	$18,229	$24,305	$30,382	$36,458	$40,104

100,000	$23,829	$31,772	$39,715	$47,658	$52,424

120,000	$29,429	$39,239	$49,048	$58,858	$64,744

140,000	$35,029	$46,705	$58,382	$70,058	$77,064

160,000	$40,629	$54,172	$67,715	$81,258	$89,384

180,000	$46,229	$61,639	$77,048	$92,458	$101,704

200,000	$51,829	$69,105	$86,382	$103,658	$114,024

220,000 *	$54,629	$72,839	$91,048	$109,258	$120,184

240,000 *	$54,629	$72,839	$91,048	$109,258	$120,184

* Compensation used for benefits is limited to $210,000 from the qualified plan

A participant’s final average earnings for those officers in the Corporate Group (Mr. Erickson, Mr. Molbert, Mr. Moug and Mr. Koeck) is determined using the 42 consecutive months out of the last 10 consecutive years prior to the participant’s retirement which produces the highest average salary (Table 1). As a nonunion utility participant, Mr. C. MacFarlane’s final average earnings are determined using the 30 consecutive months out of the last 10 consecutive years (Table 2). As of December 31, 2004, the annual final average earnings and actual credited years of service for each of the officers were as follows: Mr. Erickson, $349,600 (24 years), Mr. C. MacFarlane, $214,861 (3 years), Mr. Molbert, $295,200 (3 years), Mr. Moug, $241,500 (3 years), Mr. Koeck, $202,100 (5 years).

The benefits in the foregoing tables were calculated as a straight life annuity. Because covered compensation takes into account an average of annual Social Security benefits, there is no deduction for Social Security under the pension plan. The amounts shown in the above table reflect the limits imposed by Sections 415 or 401(a)(17) of the Internal Revenue Code.

Otter Tail Corporation maintains the Executive Survivor and Supplemental Retirement Plan, which was amended and restated effective January 1, 2005. The principal effect of the restatement will be to reduce future benefits under the plan and reduce costs to Otter Tail Corporation. This plan is designed to provide survivor and retirement benefits for certain executive officers and other key management employees in order to attract and retain employees of outstanding competence. Each of the officers in the Summary Compensation Table is a participant in this plan. If a participant who is deemed to be an executive officer under the plan dies while employed by Otter Tail Corporation, Otter Tail Corporation will pay the participant’s beneficiary an amount equal to four times the participant’s annual salary and bonus at the time of death. If an executive officer under the plan dies after retirement or dies after termination for other reasons with a vested benefit, Otter Tail Corporation will pay the executive’s beneficiary a lesser amount, depending on the participant’s age at death and his or her vested percentage.

In addition to these survivor benefits, the plan provides retirement benefits as described below. Mr. Erickson and Mr. Koeck will receive retirement benefits under the plan equal to the greater of the following:

(1)	A benefit equal to 70% of the participant’s salary and bonuses during the 12 months before retirement, offset by the participant’s Social Security benefit and the amount of the participant’s benefit from Otter Tail Corporation’s tax-qualified defined benefit pension plan; provided that the amount of this benefit will not increase after December 31, 2010. Mr. Koeck’s benefit amount accrues over a 15-year period beginning with his date of hire. If this benefit is applicable, it will be paid for 15 years to the participant or the participant’s beneficiary, or for such longer period of time as the participant lives.

(2)	The benefit calculated under Otter Tail Corporation’s tax-qualified defined benefit pension plan (modified to include the participant’s bonus in the computation of covered compensation and to exclude any statutory compensation and benefit limits), offset by the participant’s benefit from the tax-qualified defined benefit pension plan. If this benefit is applicable, it will be paid in the same form as the participant’s tax-qualified defined benefit pension plan benefit.

Mr. Molbert, Mr. Moug and Mr. C. MacFarlane will receive retirement benefits under the plan equal to the greater of the following:

(1)	A benefit equal to 65% of the participant’s Final Average Earnings as defined in the plan, offset by the participant’s Social Security benefit and the amount of the participant’s benefit from Otter Tail Corporation’s tax-qualified defined benefit pension plan if it were paid in the form of a single life annuity; provided that the amount of this benefit will not increase after December 31, 2010. The benefit amount accrues over a 15-year period. If this benefit is applicable, it will be paid for 15 years to the participant or the participant’s beneficiary, or for such longer period of time as the participant lives.

(2)	The benefit calculated under Otter Tail Corporation’s tax-qualified defined benefit pension plan (modified to include the participant’s bonus in the computation of covered compensation and to exclude any statutory compensation and benefit limits), offset by the participant’s benefit from the tax-qualified defined benefit pension plan. If this benefit is applicable, it will be paid in the same form as the participant’s tax-qualified defined benefit pension plan benefit.

Mr. Erickson, Mr. Molbert, Mr. Moug, Mr. Koeck and Mr. C. MacFarlane are all vested in their benefits under the plan. Mr. Molbert, Mr. Moug and Mr. Koeck were granted an additional 6.5, 5 and 3.6 years of service, respectively, under the plan as of January 1, 2005.

A participant who retires prior to age 62 or who terminates before retirement with a vested benefit in the plan will receive a reduced benefit amount. If a participant dies while still employed, his or her beneficiary will receive the actuarial equivalent of the participant’s benefit in 15 annual installments. Upon a Change in Control as defined in the plan, or in the event of the death of the participant while actively employed by Otter Tail Corporation, the participant becomes 100% vested in his or her accrued benefit. In the event of disability, Years of Credited Service and Years of Participation (each as defined in the plan) continue to accrue under the plan until such time as payments under Otter Tail Corporation’s Long Term Disability Plan end.

The Board of Directors has the right to amend, suspend, or terminate the plan,

but no such action can reduce the benefits already accrued. Otter Tail Corporation has purchased insurance on the lives of many of the participants to provide sufficient funding to satisfy the benefit obligations payable under this plan. The estimated annual benefits payable under the plan upon retirement at age 65 for each of the named officers, assuming salary is unchanged from 2004, and bonus determined by actuarial assumptions based on past financial performance, is as follows: Mr. Erickson, $235,361; Mr. Molbert, $163,551; Mr. Moug, $80,279; Mr. Koeck, $91,260; Mr. C. MacFarlane, $91,482.

Severance and Employment Agreements

Otter Tail Corporation has entered into change of control severance agreements (the Severance Agreements) with Mr. Erickson, Mr. Molbert, Mr. Moug, and Mr. Koeck. The Severance Agreements provide for certain payments and other benefits if, following a Change in Control, Otter Tail Corporation terminates the officer’s employment without Cause or the officer terminates his employment for Good Reason. Such payments and benefits include: (i) severance pay equal to three times the sum of the officer’s salary (at the highest annual rate in effect during the three years prior to the termination) and average annual bonus (for the three years prior to the termination); (ii) three years of continued life, health and disability insurance; (iii) the payment of legal fees and expenses relating to the termination; (iv) the termination of any noncompetition arrangement between Otter Tail Corporation and the officer; and (v) a gross-up payment for any excise tax imposed on such payments or benefits and for any tax imposed on such gross-up. Under the Severance Agreements, “Cause” is defined as willful and continued failure to perform duties and obligations or willful misconduct materially injurious to Otter Tail Corporation; “Good Reason” is defined to include a change in the employee’s responsibility or status, a reduction in salary or benefits, or a mandatory relocation; and “Change in Control” is defined to include a change in control of the type required to be disclosed under SEC proxy rules, acquisition by a person or group of 35% of the outstanding voting stock of Otter Tail Corporation, a proxy fight or contested election which results in Continuing Directors (as defined) not constituting a majority of Otter Tail Corporation’s Board of Directors, or another event the majority of the Continuing Directors determines to be a change in control.

Otter Tail Corporation has entered into employment agreements (the Employment Agreements) with Mr. Erickson, Mr. Molbert, Mr. Moug, and Mr. Koeck. The Employment Agreements provide that if Otter Tail Corporation terminates the employment of one of the officers for Cause or if one of the officers terminates the employment relationship without Good Reason that the officer shall receive base pay and benefits through the date of termination. Alternatively, if Otter Tail Corporation terminates the employment of one of the officers for any other reason, or if one of the officers terminates the employment relationship for Good Reason, Otter Tail Corporation shall pay a severance payment equal to one and one-half times the sum of the officer’s base pay plus his most recent annual incentive payment in full satisfaction of Otter Tail Corporation’s obligations to the officer.

Report of Audit Committee

The Audit Committee of Otter Tail Corporation’s Board of Directors is composed of six independent Directors, as defined by NASDAQ Listing Standards, and operates under a written charter adopted by the Board of Directors. The Audit Committee retains and supervises Otter Tail Corporation’s independent registered public accounting firm, currently Deloitte & Touche LLP.

Management is responsible for Otter Tail Corporation’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Otter Tail Corporation’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that Otter Tail Corporation’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Otter Tail Corporation’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Otter Tail Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC.

Robert N. Spolum, Chair
Karen M. Bohn
Dennis R. Emmen
Kenneth L. Nelson
Nathan I. Partain
Gary J. Spies

Stock Performance Graph

The graph below compares the cumulative total shareholder return on Otter Tail Corporation’s common shares for the last five fiscal years with the cumulative total return of the NASDAQ Stock Market Index and the Edison Electric Institute Index over the same period (assuming the investment of $100 in each vehicle on December 31, 1999, and reinvestment of all dividends).

	1999	2000	2001	2002	2003	2004
OTC	$100.00	$154.83	$168.82	$161.78	$167.31	$166.66
EEI	$100.00	$147.97	$134.96	$115.08	$142.10	$174.56
NASDAQ	$100.00	$60.31	$47.84	$33.07	$49.45	$53.81

Ratification of Independent Registered
Public Accounting Firm

At the Annual Meeting, the Board of Directors will propose that shareholders ratify the appointment of the firm of Deloitte & Touche LLP as the independent registered public accounting firm to audit the consolidated financial statements of Otter Tail Corporation for 2005. This firm has no direct or indirect financial interest in Otter Tail Corporation.

The Audit Committee of Otter Tail Corporation’s Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for 2005. Shareholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the appointment of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent registered public accounting firm, may in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Otter Tail Corporation and its shareholders.

A partner of the independent registered public accounting firm of Deloitte & Touche LLP will be present at the annual meeting to answer questions and to make a statement if he or she desires to do so. An affirmative vote of a majority of the common shares present and entitled to vote with respect to the ratification of the independent registered public accounting firm is required for ratification. Proxies, unless otherwise directed thereon, will be voted in favor of this proposal. The Board of Directors recommends a vote FOR the ratification of Deloitte & Touche LLP, as the independent registered public accounting firm for 2005.

Fees

Fees that Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) billed to Otter Tail Corporation for audit of Otter Tail Corporation’s annual consolidated financial statements for 2004 and 2003 and the consolidated financial statements included in Otter Tail Corporation’s quarterly reports on Form 10-Q for 2004 and 2003, as well as fees billed for nonaudit services for 2004 and 2003 are as follows:

Fees for Professional Services

	2003		2004

Audit Fees for Financial Statement Audit	$469,500		$541,940

Audit Fees for Internal Controls over Financial Reporting	—		408,000

Total Audit Fees	$469,500		$949,940

Audit-Related Fees	62,847	(a)	66,140	(b)

Total Audit and Audit Related Fees	$532,347		$1,016,080

Tax Fees	103,299	(c)	81,770	(d)

All Other Fees:

Acquisition Consulting	28,520		—

Total Fees Paid to Deloitte Entities	$664,166		$1,097,850

(a)	Includes fees for Sarbanes-Oxley advisory services, advisory services related to marking derivatives to market using a forward price curve model, and benefit plan audit fees.

(b)	Includes fees for consents and comfort letters related to the S-3 filing and Sarbanes-Oxley advisory services.

(c)	Includes fees for the Solway embedded cost project, licensing of CORPTAX software, Sales Tax project, year-end planning assistance, acquisition assistance and several other smaller projects.

(d)	Includes fees for licensing of CORPTAX software, assistance with due diligence related to acquisitions and divestitures, tax planning and other miscellaneous issues.

Pre-approval of Audit/Non-Audit Services Policy

Otter Tail Corporation’s Audit Committee has adopted, and the Board of Directors has ratified, the Audit and Non-Audit Services Pre-Approval Policy which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. The independent registered public accounting firm has reviewed this policy and believes that implementation of the policy will not adversely affect the firm’s independence.

Four categories of services have been defined by Otter Tail Corporation within the policy to provide a consistent framework for assessment, decision-making, approval and reporting. The following is a summary of the key provisions of the policy.

Audit services are specified services directly related to performing the independent audit of Otter Tail Corporation and its subsidiaries. The independent registered public accounting firm will submit to the Audit Committee for pre-approval the scope and estimated fees associated with the current year audit at the July Audit Committee meeting.

Audit-related services are specified services that are related extensions of audit services and are logically performed by the independent registered public accounting firm. Additional services exceeding the specified pre-approved limits require specific Audit Committee approval.

Tax services are specified services related to tax matters. Using the independent registered public accounting firm for these matters creates efficiencies, minimizes disruption, or preserves confidentiality. Additional services exceeding the specified pre-approved limits, or adding service types to the pre-approved list, requires specific Audit Committee approval.

Other services include (a) “synergistic” services for which utilizing the independent registered public accounting firm creates efficiencies, minimizes disruption, or preserves confidentiality, or (b) “unique qualifications” services for which management has determined that the independent registered public accounting firm possesses unique or superior qualifications to provide the services. Additional services exceeding the specified pre-approved limits, or adding service types to the pre-approved list, requires specific Audit Committee approval.

“Restricted” non-audit services include nine specific restricted services outlined in the SEC’s final rule on auditor independence issued January 28, 2003. These services are not to be performed by the independent registered public accounting firm.

During 2003 and 2004, all of the services provided by Deloitte & Touche LLP for the services described above under audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee consistent with this procedure.

Shareholder Proposals for 2006 Annual Meeting

Any holder of common shares of Otter Tail Corporation who intends to present a proposal which may properly be acted upon at the 2006 Annual Meeting of Shareholders of Otter Tail Corporation must submit such proposal to Otter Tail Corporation so that it is received at Otter Tail Corporation’s executive offices at 4334 18th Avenue SW, Suite 200, P. O. Box 9156, Fargo, North Dakota 58106-9156, on or before November 7, 2005, for inclusion in Otter Tail Corporation’s Proxy Statement and form of Proxy relating to that meeting.

If a holder of common shares wishes to present a proposal at the 2006 Annual Meeting of Shareholders, but does not wish to include it in the Proxy Statement and form of Proxy relating to that meeting, the holder must submit notice of the proposal to Otter Tail Corporation’s executive offices on or before January 21, 2006 in order for the proposal to be considered timely.

Other Business

As of the date hereof, the Board of Directors of Otter Tail Corporation is aware of no other proposals to be presented to the meeting, in addition to the items described above. If any other matters properly come before the meeting, the proxies will vote thereon at their discretion.

A copy of Otter Tail Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, including financial statements and schedules thereto, filed with the Securities and Exchange Commission, is available without charge to shareholders. Address written requests to:

Corporate Secretary Otter Tail Corporation
Box 9156
Fargo, ND 58106-9156

215 South Cascade Street
Box 496
Fergus Falls, Minnesota 56538-0496

4334 18th Avenue SW
Box 9156
Fargo, North Dakota 58106-9156

www.ottertail.com

215 South Cascade Street, Fergus Falls, MN 56537

SEE OTHER SIDE

This proxy will be voted as directed. In the absence of specific directions, the proxy will be voted FOR the election of Directors, and FOR Item 2.

Please sign exactly as name appears hereon. When signing as attorney, administrator, trustee, or guardian, please give your full title.

P/N

Dated:________________, 2005

Signature	Signature, if held jointly

Please return upper portion in envelope provided.

PLEASE VOTE YOUR PROXY...NOW!

Please vote your proxy promptly. This will help save the expense of follow-up letters to shareholders who have not responded. If you vote by the Internet or telephone, please do not mail your proxy card.

OTTER TAIL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
Monday, April 11, 2005

10:00 AM

ADMISSION TICKET

(OVER)

ANNUAL MEETING ADMISSION TICKET

Admission ticket for Otter Tail Corporation Annual Meeting of Shareholders, April 11, 2005 at 10:00 a.m. at the Bigwood Event Center, 921 Western Avenue (Highway 210 West and I-94), Fergus Falls, MN.

Number of individuals __________

Please present this ticket for admittance of shareholder(s) named above.

VOTING INSTRUCTIONS
You may vote your proxy in one of three ways	Company Number: 664
Number:

VOTE BY THE INTERNET — http://secure.ottertail.com/proxy

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week.

•	You will be prompted to enter the 3-digit company number and the 6-digit number, which are located in the box above.

•	Internet voting will terminate at 12:00 noon C.S.T., April 8, 2005.

VOTE BY TELEPHONE — 1-888-514-5365

•	Use any touch-tone phone to vote your proxy 24 hours a day, 7 days a week.

•	You will be prompted to enter the 3-digit company number and the 6-digit number which are located in the box above.

•	Please note the following options:

➢	To vote as the Board of Directors recommends on All proposals: Press 1

➢	To vote on each item separately, press 0. You will then hear these instructions:

Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9; To WITHHOLD FOR AN INDIVIDUAL nominee, press 0.

Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

➢	When asked, you must confirm your vote by pressing 1.

•	Phone voting will terminate at 12:00 noon C.S.T., April 8, 2005.

VOTE BY MAIL

•	Mark, sign, and date your proxy card and return it in the postage-paid envelope provided.

Thank you for voting.

òPlease detach here ò

PROXY
Solicited on Behalf of the Board of Directors of
OTTER TAIL CORPORATION

The undersigned hereby appoint THOMAS M. BROWN and ARVID R. LIEBE (each with power to act alone and with full power of substitution) the proxies of the undersigned to vote all common shares that the undersigned is entitled to vote at the Annual Meeting of Otter Tail Corporation to be held April 11, 2005, and at any adjournment thereof, and hereby directs that this proxy be voted as instructed herein. The Board of Directors recommends voting FOR the election of Directors (Item 1), and FOR the ratification of Deloitte & Touche, LLP as our independent registered public accounting firm (Item 2).

1.	ELECTION OF DIRECTORS

01) Dennis R. Emmen	02) Kenneth L. Nelson	03) Nathan I. Partain

☐FOR	☐FOR	☐FOR
☐WITHHOLD	☐WITHHOLD	☐WITHHOLD

2.	THE RATIFICATION OF DELOITTE & TOUCHE LLP as our independent registered public accounting firm.

FOR   ☐                   AGAINST   ☐                     ABSTAIN   ☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

SEE OTHER SIDE

Save money, time, and resources
Receive our annual report and proxy statement online

As a shareholder, you can read your future Otter Tail Corporation proxy statements and annual reports on the Internet rather than receive them in the mail. Electing this option will reduce the expense of producing and mailing paper reports. To choose this option, complete and return with the enclosed business reply envelope.

Next year you’ll receive a proxy vote card in the mail. The card will provide the Internet address of Otter Tail Corporation’s proxy statement and annual report. It also will give you instructions for voting your proxy online.

This service saves the company money by reducing printing and mailing costs. And it’s free to you. However, if you choose to receive electronic access to this material, you will be responsible for your usual Internet charges (e.g. Internet service provider’s monthly fees).

Call or write our Shareholder Services Department if you decide to return to paper copies. We’ll continue to distribute printed materials to shareholders who don’t take advantage of the Internet option.

For more information, contact Shareholder Services at

800-664-1259 or email us at Sharesvc@ottertail.com.

☐	Yes. I/we consent to access all future proxy materials and annual reports via the internet instead of receiving the materials by mail.

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